Exhibit 10.9
EXECUTION COPY
SECURITY TRUST AGREEMENT
(SICHERHEITENTREUHANDVERTRAG)
4 SEPTEMBER 2009
between
JPMORGAN CHASE BANK, NATIONAL ASSOCIATON
as Administrative Agent
and
OTHER SECURED PARTIES
and
THE SECURITY GRANTORS
Allen & Overy LLP

THIS SECURITY TRUST AGREEMENT (the Agreement) is made on 4 September 2009
BETWEEN:
(1)	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association organised under the laws of the United States with its main office at 1111 Polaris Parkway, Columbus, Ohio 43240, U.S.A. acting through its London Branch, at 125 London Wall, London EC2Y 5AJ as original pledgee, Administrative Agent for the other Secured Parties and as proxy without power of attorney for Future Pledgees (each as defined below)

(the Administrative Agent);

(2)	the other SECURED PARTIES (as defined in Clause 1.1 (Definitions) below); and

(3)	FIRST SOLAR, INC., a corporation organised under the laws of Delaware, United States of America, having its business address at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, United States of America as security grantor,

(the Original Security Grantor 1);

(4)	FIRST SOLAR HOLDINGS GMBH a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of the Federal Republic of Germany, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Germany, under registration number HRB 40090 as security grantor,

(the Original Security Grantor 2);

(5)	FIRST SOLAR GMBH a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of the Federal Republic of Germany, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Germany, under registration number HRB 8855 as security grantor,

(the Original Security Grantor 3); and

(6)	FIRST SOLAR MANUFACTURING GMBH a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of the Federal Republic of Germany, registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt (Oder), Germany, under registration number HRB 11116FF as security grantor

(the Original Security Grantor 4).

The Original Security Grantor 1, the Original Security Grantor 2, the Original Security Grantor 3 and the Original Security Grantor 4 are hereinafter collectively referred to as the Original Security Grantors and each as an Original Security Grantor.

The Administrative Agent, the other Secured Parties and the Security Grantors (as defined below) are hereinafter collectively referred to as the Parties.
WHEREAS
(A)	The Original Lenders (as defined below) have agreed to make available to the Borrowers (as defined below) certain revolving credit facilities and certain letters of credit on the terms of and subject to the Credit Agreement (as defined below).

(B)	It is a condition to the Original Lenders (as defined below) making the credit facilities available to the Borrowers (as defined below) that the Original Security Grantors enters into this Agreement.

(C)	The Administrative Agent, the other Secured Parties (as defined below) and the Original Security Grantors have agreed to enter into this Agreement for the purpose of conferring certain rights and obligations on the Administrative Agent.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions

In this Agreement:

Additional Domestic Borrower means a company which becomes a borrower under the Credit Agreement after the date of the Credit Agreement that is organised under the laws of any jurisdiction within the United States of America.

Additional Domestic Guarantor means a company which becomes a guarantor under the Credit Agreement after the date of the Credit Agreement that is organised under the laws of any jurisdiction within the United States of America.

Additional Foreign Borrower means a company which becomes a borrower under the Credit Agreement after the date of the Credit Agreement that is not an Additional Domestic Borrower.

Additional Foreign Guarantor means a company which becomes a guarantor under the Credit Agreement after the date of the Credit Agreement that is not an Additional Domestic Borrower.

Agent means:
(a)	the Syndication Agent;

(b)	the Documentation Agent; and

(c)	the Administrative Agent.
Assignment and Assumption Agreement means the assignment and assumption agreement, accepted by the Administrative Agent whereby a Lender (defined as “assignor” therein) sells and assigns to a person (defined as “assignee” therein) (such assignee becoming a Lender by the purchase and assumption arranged for thereunder), inter alia, any or all of the assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement to the assignee.

Borrower means any Domestic Borrower and any Foreign Borrower.

Beneficiaries means each and any of the Secured Parties other than the Administrative Agent.

Company means First Solar, Inc., a corporation organised under the laws of Delaware, United States of America, having its business address at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, United States of America.

Credit Agreement means the New York law governed credit agreement dated on or about the date of this Agreement between the Company and the Original Foreign Borrowers on one side and, inter alia, the Administrative Agent and the Original Lenders together with each new lender supplement, and assignment and assumption agreement relating thereto and any and each other agreement or instrument amending, modifying, extending, restating or supplementing it from time to time providing for an approximately $300,000,000 facility and an up to $100,000,000 Incremental Facility.

Documentation Agent means The Royal Bank of Scotland plc.

Dollar or $ means the lawful currency of the United States of America.

Domestic Borrower means the Company and any Additional Domestic Borrower.

Domestic Guarantor means any Original Domestic Guarantor and any Additional Domestic Guarantor.

Foreign Borrower means any Original Foreign Borrower and any Additional Foreign Borrower.

Foreign Guarantor means any Original Foreign Guarantor and any Additional Foreign Guarantor.

German Borrower means First Solar Manufacturing GmbH and any other person or entity that is organised under the laws of the Federal Republic of Germany which becomes a borrower under the Credit Agreement after the date of the Credit Agreement.

German Guarantor means First Solar GmbH and First Solar Holdings GmbH and any other person or entity that is organised under the laws of the Federal Republic of Germany which is required to provide for a guarantee in connection with the Loan Documents after the date of the Credit Agreement.

German Security means any and all collateral evidenced by or expressed to be created pursuant to a German Security Document.

Germany Security Document means any agreement, document or other arrangement governed by German law by or pursuant to which security over any asset of any member of the Group to secure any obligation of any Obligor to a Secured Party under the Loan Documents is evidenced or expressed to be created, including but not limited to the agreements, documents and other arrangements set out in Schedule 5 to this Agreement.

Group means the Company and its Subsidiaries from time to time.

Guarantee and Collateral Agreement means the guarantee and collateral agreement dated on or about the date of this Agreement made between, inter alia, First Solar, Inc. in favour of the Administrative Agent which will be attached as “Exhibit A” to the Credit Agreement.

Guarantor means any Domestic Guarantor and any Foreign Guarantor.

Incremental Facility means any additional revolving loan provided either
(i)	by a person that already is a lender under the Credit Agreement (defined as “increasing lender” therein) after having accepted an increase of its revolving commitment; or

(ii)	by an assuming lender becoming a new lender under the Credit Agreement (defined as “assuming lender” therein) after having signed a New Lender Supplement, provided that the aggregate amount of the aggregate revolving loans will in no event exceed $400,000,000.

Issuing Lender means the Original Issuing Lender and any other lender that has agreed in its sole discretion to issue a letter of credit to any Borrower or any other borrowing Subsidiary in connection with the Credit Agreement.

Lender means an Original Lender and any person which becomes a lender under the Credit Agreement, including without limitation as a assuming lender of an Incremental Facility, after the date of this Agreement, unless, in each case, such person has ceased to be a lender under the Credit Agreement.

Letter of Credit means any letter of credit issued or to be issued under the Credit Agreement, as such letter of credit may be amended, modified, restated, extended, renewed, increased, replaced or supplemented from time to time.

Loan Document means
(a)	the Credit Agreement;

(b)	each Security Document;

(c)	any Note; and

(d)	any other document designated as such by the Administrative Agent and the Company.
New Lender Supplement means a supplement to the Credit Agreement pursuant to which an assuming lender will become a party to the Credit Agreement with a revolving commitment in an amount agreed by such assuming lender.

New Secured Party has the meaning given to this term in Clause 6.1.

New Secured Party’s Accession Agreement has the meaning given to this term in Clause 6.1.

New Security Grantor has the meaning given to this term in Clause 6.2.

New Security Grantor’s Accession Agreement has the meaning given to this term in Clause 6.2.

Note means any promissory note evidencing loans in accordance with the terms of the Credit Agreement, that may be amended, modified, supplemented, extended, renewed or replaced from time to time.

Obligor means a Borrower and/or a Guarantor.

Original Domestic Guarantors means each of the Subsidiaries of the Company listed in Schedule 2 under the section “Original Foreign Guarantors”.

Original Foreign Borrower means each of the Subsidiaries of the Company listed in Schedule 2 under the section “Original Foreign Borrowers”.

Original Foreign Guarantor means each of the Subsidiaries of the Company listed in Schedule 2 under the section “Original Foreign Guarantors”.

Original Issuing Lender means JPMorgan Chase Bank, N.A.

Original Lender means each of the financial institutions set out in Schedule 1 hereto in its capacity as original lender to the Company and the Original Foreign Borrowers.

Parties means the Security Grantors, the Administrative Agent and the other Secured Parties.

Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, any governmental authority or other entity of whatever nature.

Secured Claims has the meaning given to that term in the respective German Security Document.

Secured Party means an Agent, the Lenders and any affiliate of any Lender to which any obligations under any Loan Document or under any Specified Swap Agreements are owed by any member of the Group, any Issuing Lender and any Swap Counterparty.

Security means any and all collateral granted with a view to securing the Secured Claims.

Security Grantors means the Original Security Grantors and any company or person which accedes to this Agreement as a New Security Grantor.

Security Grantors’ Agent means Original Security Grantor 3.

Security Document means
(a)	the Guarantee and Collateral Agreement; and

(b)	any other document evidencing or creating collateral over any asset of an Obligor to secure any obligation of an Obligor to a Secured Party under or in connection with, inter alia, the Credit Agreement.
Specified Swap Agreement means any Swap Agreement entered into by the Company or any Guarantor and any lender or any affiliate of a lender in connection with any Loan Document.

Subsidiary means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. And unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

Swap Agreement means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; except for any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries.

Swap Counterparty means any person or entity providing a Specified Swap Agreement.

Syndication Agent means Credit Suisse, Cayman Islands Branch.
1.2	Where the context so admits, the singular includes the plural and vice versa.

1.3	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.4	Any reference in this Agreement to a defined document is a reference to that defined document as amended, varied, supplemented or novated from time to time.

1.5	Any reference to a Party or other person (including any Obligor and any Secured Party) includes its respective successor(s) in law (including any universal successor (Gesamtrechtsnachfolger) of that person by way of merger (Verschmelzung), any other reorganisation contemplated in the German Transformation Act (Umwandlungsgesetz) or otherwise) and any assign(s) and transferee(s) of that person and, to the extent legally possible, any legal provision to the contrary is waived.

1.6	Unless otherwise defined herein or unless the context otherwise requires, terms defined or referred to in the Credit Agreement or a German Security Document shall have the same meaning when used herein.

1.7	In case of a conflict between a German Security Document and this Agreement, the German Security Document shall prevail.

2.	DECLARATION OF TRUST AND APPOINTMENT AS ADMINISTRATOR

2.1	The Administrative Agent shall:
(a)	hold and administer such German Security which is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht akzessorische Sicherheit) as trustee (Treuhänder) for the benefit of the Beneficiaries;

(b)	administer such German Security which is pledged (Verpfändung) or otherwise granted under an accessory security right (akzessorische Sicherheit) to the Administrative Agent; and

(c)	shall act in relation to the German Security in accordance with the terms and subject to the conditions of this Agreement and the German Security Documents, as the case may be.
2.2	Each Beneficiary hereby ratifies and approves all acts done by the Administrative Agent on such Beneficiary’s behalf before execution hereof (or the relevant Beneficiary’s accession to this Agreement, as the case may be).

2.3	It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Agreement, the relationship of the Beneficiaries to the Administrative Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties hereto.

3.	PURPOSE OF THE GERMAN SECURITY

The German Security has been granted with a view to providing collateral in order to secure the full and irrevocable satisfaction and discharge of any and all Secured Claims.

4.	POWER OF ATTORNEY

4.1	Each of the Beneficiaries herewith irrevocably authorises and grants power of attorney to the Administrative Agent to:
(a)	execute for and on its behalf any and all German Security Documents and any other agreements related to the German Security, including but not limited to any New Secured Party’s Accession Agreement and any New Security Grantor’s Accession Agreement, any amendment agreement to this Agreement and any German Security Document and any substitute agreement to this Agreement;

(b)	to execute for and on its behalf any German Security Document and to make and receive all declarations and statements which are necessary or desirable in connection therewith;
(c)	(i)	execute for and on its behalf any release agreement in respect of the German Security Documents (or any of them) in connection with an envisaged or effected full and irrevocable satisfaction and discharge of the Secured Claims. If, however, a particular German Security Document imposes an obligation to release part or all of the German Security, the Administrative Agent may determine which part of the German Security is to be released and shall be entitled to release that part of the German Security; and
(ii)	to make and receive all declarations and statements which are necessary or desirable in connection with any of such release agreements;
(d)	realise such German Security which is granted under the German Security Documents in accordance with the provisions of the respective German Security Document;

(e)	make and receive all declarations and statements which are necessary or desirable in connection with the German Security or any of the German Security Documents or any of the agreements and documents relating thereto; and

(f)	take all other actions and measures which the Administrative Agent deems necessary or desirable in connection with this Agreement, the German Security or any of the German Security Documents.
4.2	The Administrative Agent is exempt from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as well as any similar restrictions under any applicable law.

4.3	The Administrative Agent has the power to grant sub-power of attorney including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any similar restrictions under any applicable law.

5.	JOINT CREDITOR; PARALLEL DEBT

5.1	Administrative Agent as Joint Creditor

Each of the Secured Parties and each of the Security Grantors agrees that the Administrative Agent shall be the joint creditor (together with the relevant Secured Party) of each and every payment obligation of any Security Grantor towards each and any Secured Party under any Loan Document and that, accordingly, the Administrative Agent shall have and will have its own and independent right to demand performance of said obligations from such Security Grantor. The discharge of any such obligation to either the Administrative Agent or the relevant Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other party.
5.2	Abstract Debt Acknowledgement

Each Secured Party hereby irrevocably and unconditionally agrees, and each Security Grantor hereby irrevocably and unconditionally acknowledges by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) within the meaning of §§ 780, 781 German Civil Code (Bürgerliches Gesetzbuch), that each Security Grantor shall be obliged — on a several basis — to pay an amount to the Administrative Agent (or its respective successors in that capacity) that corresponds to the total of all obligations of such relevant Security Grantor towards the Secured Parties (or any of them) under the Loan Documents (other than under German law governed share pledge agreements or land charges, if any) as and when the same fall due, and that, accordingly, the Administrative Agent shall have an independent right to request the fulfilment of said obligation from such Security Grantor in accordance with the terms of the Loan Documents. The discharge of any such obligation to either the Administrative Agent or the relevant Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other party.

5.3	Preservation of Rights

Without limiting or affecting the Administrative Agent’s rights against any Security Grantor (under the preceding Clauses 5.2 and/or 5.3 or any other provision of any Loan Document), the Administrative Agent agrees with each of the Secured Parties (on an individual and divided basis) that it shall not exercise its rights as joint creditor of a Secured Party and/or under the abstract acknowledgment of debt without the consent of the relevant Secured Party. However, nothing in the previous sentence shall limit to any extent the Administrative Agent’s right in whatever capacity to take any action to protect or preserve any rights under any Loan Document or to enforce any security interest created thereby, as stipulated in any Loan Document (or to perform any other act in that context).

6.	NEW PARTIES

6.1	New Secured Parties

If any bank, trust or financial institution or any other person becomes party to the Credit Agreement as a Secured Party (any such bank, trust or financial institution or other person being a New Secured Party), then the New Secured Party shall execute and deliver an accession agreement substantially in the form of Schedule 3 (the New Secured Party’s Accession Agreement) hereto. The Administrative Agent shall execute the New Secured Party’s Accession Agreement for itself and on behalf of the other Secured Parties. Each of the Security Grantors herewith irrevocably consents to any New Secured Party’s Accession Agreement entered into in accordance with this Agreement.

6.2	New Security Grantors

If, by legal succession, by amendment of the Credit Agreement or otherwise, any company or person becomes (i) an Additional Domestic Borrower and/or Additional Domestic Guarantor in either case becoming a provider of German Security, and/or (ii) a new or additional German Borrower and/or German Guarantor in respect of the Secured Claims and/or becomes a provider of German Security (a New Security Grantor), then such New Security Grantor shall execute and deliver an accession agreement substantially in the form of Schedule 4 (the New Security Grantor’s Accession

Agreement) hereto. The Administrative Agent shall execute the New Security Grantor’s Accession Agreement for itself and on behalf of the other Secured Parties. Each of the Security Grantors herewith irrevocably consents to any New Security Grantor’s Accession Agreement entered into in accordance with this Agreement.
7.	APPOINTMENT OF A SECURITY GRANTORS’ AGENT

7.1	The Security Grantors hereby appoint and authorise the Security Grantors’ Agent:
(a)	to designate a document as German Security Document; and

(b)	to sign any New Security Grantor’s Accession Agreement on their behalf.
7.2	To the extend legally permitted, the Security Grantors’ Agent is exempt from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as well as any similar restrictions under any applicable law.

7.3	To the extend legally permitted, the Security Grantors’ Agent has the power to grant sub-power of attorney including the release of the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any similar restrictions under any applicable law.

8.	RESPONSIBILITY

The Administrative Agent is not responsible to any of the Beneficiaries for any failure in perfecting or protecting the security created by any German Security Document unless directly caused by its gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz).

9.	POSSESSION OF DOCUMENTS

The Administrative Agent is not obliged to hold in its own possession any German Security Document, title deed or other document in connection with any asset over which security is intended to be created by a German Security Document.

10.	REALISATION

The German Security shall be realised, and any enforcement proceeds shall be distributed, in accordance with the relevant provisions of the Credit Agreement together with the relevant provisions of the German Security Documents.

11.	INDEMNITY

11.1	Liability for Damages

The Administrative Agent shall not be liable for any loss or damage suffered by the other Secured Parties or the Security Grantors save in respect of such loss or damage which is suffered as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Administrative Agent.

11.2	Indemnification

The Security Grantors shall indemnify and hold the Administrative Agent and each of the other Secured Parties harmless and keep them indemnified from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of the execution, delivery, enforcement, performance and administration of this Agreement, which may be incurred by or made against the Administrative Agent and/or any of the other Secured Parties for anything done or omitted in the exercise or purported exercise of the powers contained herein, provided, that the Security Grantors shall have no obligation hereunder to the extent that liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of the execution, delivery, enforcement, performance and administration of this Agreement are incurred by or made against the Administrative Agent or any of the other Secured Parties as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Administrative Agent or any of the other Secured Parties.
Any reference in this paragraph to the Administrative Agent and/or the other Secured Parties includes any officer, director, employee, agent, advisor (including any attorney or other person appointed by the Administrative Agent or any other Secured Party in accordance with the provisions of this Agreement and the other Loan Documents.

12.	DURATION

This Agreement shall remain in full force and effect until the full and irrevocable satisfaction and discharge of the Secured Claims. This Agreement shall not cease to exist if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

13.	COSTS AND EXPENSES

Each of the Security Grantors shall promptly (unverzüglich) pay or reimburse each Secured Party the amount of any and all costs, charges, fees and expenses (including fees for legal advisers) incurred by it in connection with the enforcement or preservation of any rights under this Agreement or any waiver in relation thereto, together in each case with any applicable value added tax or other taxes.

14.	PARTIAL INVALIDITY; WAIVER

14.1	Invalidity

If any provision of this Agreement or part thereof should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision. This shall apply analogously with respect to anything which is accidentally not regulated in this Agreement (Vertragslücken). § 139 of the German Civil Code (Bürgerliches Gesetzbuch) shall be waived hereby.

14.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

15.	AMENDMENTS

Changes to and amendments of this Agreement including this Clause 15 (Amendments) must be made in writing.

16.	SUCCESSORS

This Agreement shall be binding upon the Parties hereto and their respective successor(s) in law. The Administrative Agent or any other Secured Party shall be entitled to assign or otherwise transfer (i) any and all of its rights and (ii) only with regard to any person which becomes a lender or an administrative agent under the Credit Agreement after the date of this Agreement) any and all of its duties pursuant to this Agreement to third parties. A Security Grantor is entitled to any such transfer with the prior written consent of the Administrative Agent only.
17.	NOTICES AND THEIR LANGUAGES

17.1	Notices

Any notice or other communication under or in connection with this Agreement to the Administrative Agent or the other Secured Parties shall be in writing and shall be delivered personally, by post or facsimile and shall be sent to the address or fax number of the party, and for the attention of the individual, set forth in Schedule 6 hereto or such other address or facsimile number as is notified by that Party for this purpose to the Facility Agent or the Administrative Agent from time to time.

17.2	Language

Unless otherwise required by statutory German law or unless otherwise agreed in writing from time to time, any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail (unless the document is a statutory or other official document), except that where a German translation of a legal term appears in such text, the German translation shall prevail.

18.	APPLICABLE LAW; JURISDICTION

18.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

18.2	Jurisdiction

The place of jurisdiction for all Parties shall be Frankfurt am Main, Federal Republic of Germany. The Administrative Agent and the Beneficiaries, however, shall also be entitled to take legal action against any of the Security Grantors before any other competent court of law having jurisdiction over such Security Grantor or any of its assets.

Each Security Grantor that is not resident in Germany appoints and authorises First Solar GmbH (address: Marie-Curie-Str. 3, 15236 Frankfurt (Oder), Germany, Germany, fax: +49(0)6131-1443-500, att.: Anja Lange (the Process Agent) as its agent for service of process with respect to any legal proceedings brought before any German court (Zustellungsbevollmächtigter) in connection with this Agreement or any other Loan Document (including any German Security Document) and releases First Solar GmbH from the restrictions set forth in section 181 of the German Civil Code (Bürgerliches Gesetzbuch). Each Security Grantor hereby undertakes to deliver to the Process Agent, with a copy to the Administrative Agent, a duly executed appointment letter in the form of Schedule 7 (Process Agent Appointment Letter) to this Agreement:

(a)	in the case of an Original Security Grantor, promptly (unverzüglich) upon the execution of this Agreement; or

(b)	in the case of a Security Grantor acceding to this Agreement in accordance with Clause 5.2 (New Security Grantors) of this Agreement, promptly upon the execution of the relevant New Security Grantor’s Accession Agreement.

SCHEDULE 1
ORIGINAL LENDERS
JPMorgan Chase Bank, N.A.
Bank of America, N.A.
Credit Suisse, Cayman Islands Branch
The Royal Bank of Scotland plc
Goldman Sachs Bank (Europe) Plc
Wells Fargo Bank, N.A.
HSBC Bank USA, National Association
Royal Bank of Canada
Morgan Stanley Bank, N.A.

SCHEDULE 2
ORIGINAL OBLIGORS
PART 1
ORIGINAL BORROWERS
ORIGINAL DOMESTIC BORROWER
First Solar, Inc.
ORIGINAL FOREIGN BORROWERS
First Solar Manufacturing GmbH
PART 2
ORIGINAL GUARANTORS
ORIGINAL DOMESTIC GUARANTORS
First Solar, Inc.
ORIGINAL FOREIGN GUARANTORS
First Solar Holdings GmbH
First Solar GmbH
First Solar Manufacturing GmbH

SCHEDULE 3
NEW SECURED PARTY’S ACCESSION AGREEMENT
THIS ACCESSION AGREEMENT is supplemental to a German law governed security trust agreement (the Security Trust Agreement) dated [     ] between [●] as Administrative Agent (the Administrative Agent), [●], [●] and other secured parties as beneficiaries of security and [●], [●] and [●] as security grantors pursuant to which, inter alia, the Administrative Agent has been appointed by the Secured Parties to act as their trustee (Treuhänder) under German law with regard to any German law governed Security Document.
Words and expressions defined in the Security Trust Agreement have the same meaning when used in this Accession Agreement.
We hereby agree with each other person who is a party to the Security Trust Agreement that with effect on and from the date hereof we will be bound by the Security Trust Agreement as a Secured Party as if we had been party originally to the Security Trust Agreement in that capacity.
[Notwithstanding the preceding paragraph, we hereby expressly state and agree with the Administrative Agent and each other party hereto that the Administrative Agent shall not hold and/or administer at any time any German Security created over real estate located in Germany (or any interest in real estate located in Germany) as trustee (Treuhänder) for our benefit under clause.*]
We hereby expressly ratify and approve any acts done by the Administrative Agent on our own behalf as proxy without power of attorney before execution hereof by entering into any German law governed share pledge agreement and/or accession agreement.
We herewith expressly agree and approve with Clause 5 of the Security Trust Agreement. In particular, we herewith agree in the form and in accordance with Clause 5 of the Security Trust Agreement that the Administrative Agent shall be the joint creditor (together with the relevant Secured Party) of each and every payment obligation of any Security Grantor towards each and any Secured Party under any Loan Document and that, accordingly, the Administrative Agent shall have and will have its own and independent right to demand performance of said obligations from such Security Grantor. The discharge of any such obligation to either the Administrative Agent or the relevant Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other party.
We hereby also grants power of attorney to the Administrative Agent and confers the rights and authority upon the Administrative Agent in the form and to the extent set out in Clause 4 of the Security Trust Agreement and in Clauses 2, 5 and 6 of the respective German law governed share pledge agreement and we also release the Security Agent from any restrictions set forth in § 181 of the German Civil Code and/or similar restrictions under any applicable law as set out in Clause 4.2 of the Security Trust Agreement and authorise the Administrative Agent to grant sub-powers of attorney including the release from the restrictions of § 183 of the German Civil Code and/or any similar restrictions under any applicable law as set out in Clause 4.3 of the Security Trust Agreement.
This Agreement is governed by and shall be construed in accordance with the laws of the Federal Republic of Germany.
Place:
Date:

[acceding party]	the Administrative Agent for itself and for and on behalf of the Beneficiaries

*	Option applicable only for a Secured Party which (A) is neither tax resident in Germany, nor (B) is considered to be lending from Germany nor (C) is resident in a country with which Germany has entered into a double taxation treaty pursuant to which Germany has waived completely the right to tax interest earned on a loan secured by German real estate .

SCHEDULE 4
NEW SECURITY GRANTOR’S ACCESSION AGREEMENT
THIS ACCESSION AGREEMENT is supplemental to a Security Trust Agreement (the Security Trust Agreement) dated [ ] between [●] as Administrative Agent (the Administrative Agent), [●], [●] and other secured parties as beneficiaries of security and [●], [●] and [●] as security grantors.
Words and expressions defined in the Security Trust Agreement have the same meaning when used in this Accession Agreement.
We hereby agree with each other person who is a party to the Security Trust Agreement that with effect on and from the date hereof we will be bound by the Security Trust Agreement as a Security Grantor as if we had been party originally to the Security Trust Agreement in that capacity.
[We hereby expressly ratify and approve any acts done by the Security Grantors’ Agent on our behalf before execution hereof.]
We herewith expressly agree and approve with Clause 5 of the Security Trust Agreement.
In particular, we herewith agree in the form and in accordance with Clause 5 of the Security Trust Agreement that the Administrative Agent shall be the joint creditor (together with the relevant Secured Party) of each and every payment obligation of us towards each and any Secured Party under any Loan Document and that, accordingly, the Administrative Agent shall have and will have its own and independent right to demand performance of said obligations from us. The discharge of any such obligation to either the Administrative Agent or the relevant Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other party.
In addition, we hereby irrevocably and unconditionally acknowledge by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) within the meaning of §§ 780, 781 German Civil Code (Bürgerliches Gesetzbuch), that we shall be obliged — on a several basis — to pay an amount to the Administrative Agent (or its respective successors in that capacity) that corresponds to the total of all obligations of us towards the Secured Parties (or any of them) under the Loan Documents (other than under German law governed share pledge agreements or land charges, if any) as and when the same fall due, and that, accordingly, the Administrative Agent shall have an independent right to request the fulfilment of said obligation from us in accordance with the terms of the Loan Documents. The discharge of any such obligation to either the Administrative Agent or the relevant Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other party.
We hereby agree with each other person who is a party to the Security Trust Agreement that with the effect on and from the date hereof each of the following documents is a German Security Document:
•	[●];

•	[●]; and

•	[●].
This Agreement is governed by and shall be construed in accordance with German law.
Place: __________________

Date: __________________

[acceding party]	the Administrative Agent for itself and for and on behalf of the Beneficiaries

Security Grantors’ Agent for itself
and for and on behalf of the Security Grantors

SCHEDULE 5
GERMAN SECURITY DOCUMENTS
1.	This Agreement;

2.	a share pledge agreement dated on or about the date of this Agreement between First Solar, Inc. as pledgor and the Administrative Agent and the other Secured Parties as pledgees relating to 66% of First Solar, Inc.’s shares in First Solar Holdings GmbH;

3.	a share pledge agreement dated on or about the date of this Agreement between First Solar, Inc. as pledgor and the Administrative Agent and the other Secured Parties as pledgees relating to 34% of First Solar, Inc.’s shares in First Solar Holdings GmbH;

4.	a share pledge agreement dated on or about the date of this Agreement between First Solar Holdings GmbH as pledgor and the Administrative Agent and the other Secured Parties as pledgees relating to First Solar Holdings GmbH’s shares in First Solar GmbH;

5.	a share pledge agreement dated on or about the date of this agreement between First Solar Holdings GmbH as pledgor and the Administrative Agent and the other Secured Parties as pledgees relating to First Solar Holdings GmbH’s shares in First Solar Manufacturing GmbH;

6.	an assignment agreement dated on or about the date of this Agreement between First Solar Holdings GmbH as assignor and the Administrative Agent as assignee relating to intercompany receivables and other intercompany monetary claims;

7.	an assignment agreement dated on or about the date of this Agreement between First Solar GmbH as assignor and the Administrative Agent as assignee relating to intercompany receivables and other intercompany monetary claims; and

8.	an assignment agreement dated on or about the date of this Agreement between First Solar Manufacturing GmbH as assignor and the Administrative Agent as assignee relating to intercompany receivables and other intercompany monetary claims.

SCHEDULE 6
ADDRESSES FOR NOTICES

To the Security Grantor 1:	First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281

Attn.: Anja Lange
David Brady

Fax: +49(0)6131-1443-500
+1-602-414-9462

Email: alange@firstsolar.com
dbrady@firstsolar.com

To the Security Grantor 2:	First Solar Holdings GmbH

Rheinstr. 4B
55116 Mainz

Germany

Attn.: Anja Lange
David Brady

Fax: +49(0)6131-1443-500
+1-602-414-9462

Email: alange@firstsolar.com
dbrady@firstsolar.com

To the Security Grantor 3:	First Solar GmbH

Rheinstr. 4B
55116 Mainz

Germany

Attn.: Anja Lange
David Brady

Fax: +49(0)6131-1443-500
+1-602-414-9462

Email: alange@firstsolar.com
dbrady@firstsolar.com

To the Security Grantor 4:	First Solar Manufacturing GmbH

Marie-Curie-Str. 3
15236 Frankfurt (Oder)

Germany

Attn.: Anja Lange David Brady

Fax: +49(0)6131-1443-500
+1-602-414-9462

Email: alange@firstsolar.com
dbrady@firstsolar.com

To the Administrative Agent	JPMorgan Chase Bank, N.A.
and all other Beneficiaries:	10 South Dearborn, 7th Floor
Chicago, IL 60603

Attention: Creston Wren
Telecopy: 001 (312) 385-7097
Telephone: 001 (312) 385-7016

With a copy to	JPMorgan Chase Bank, N.A.
125 London Wall
London
EC2Y 5AJ

Attention: Lucy Chick
Telecopy: +44(0)20 7325 6835
Telephone: +44(0)20 7325 6926

With a copy to	JPMorgan Chase Bank, N.A.
201 North Central Avenue, Floor
21Phoenix, AZ 85004

Attention: Mark Chambers
Telecopy: 001 (602) 221-1502
Telephone: 001 (602) 221-2290

SCHEDULE 7
PROCESS AGENT APPOINTMENT LETTER
[Letterhead of Security Grantor]
To: [Process agent]
[Address]
Date: [●]
Reference:
•	Security Trust Agreement (the Security Trust Agreement) dated [ ] between [●] as Administrative Agent (the Administrative Agent), [●], [●] and other secured parties as beneficiaries of security and [●], [●] and [●] as security grantors

•	The other Loan Documents as defined and referred to in the Security Trust Agreement (the Loan Documents)
Betreff:
•	Sicherheitentreuhandvertrag (der Sicherheitentreuhandvertrag) vom [ ] zwischen [●] als Sicherheitenagent (der Administrative Agent), [●], [●] und anderen Finanzierungsparteien als Begünstigte von der Gewährung von Sicherungsrechten und [●], [●] und [●] als Sicherungsgeber

•	Die weiteren im Sicherheitentreuhandvertrag in Bezug genommenen Finanzierungsdokumente (die Loan Documents)
Dear Sirs,
we hereby irrevocably appoint you as our agent for service of process in relation to any proceeding before any German court in connection with the above mentioned Security Trust Agreement and/or any of the above mentioned Loan Documents (including any German Security Document).
Terms defined or referred to in the security Trust Agreement shall have the same meaning in this letter unless otherwise defined herein.
Sehr geehrte Damen und Herren,
hiermit bevollmächtigen wir Sie unwiderruflich, sämtliche Schriftstücke, die uns im Zusammenhang mit Verfahren vor deutschen Gerichten in Verbindung mit dem oben genannten Sicherheitentreuhandvertrag und/oder einem der oben genannten Loan Documents (einschließlich der sog. German Security Documents) zugestellt werden sollen, entgegenzunehmen.

Begriffe, die im Sicherheitentreuhandvertrag definiert oder in Bezug genommen und in diesem Schreiben nicht anderweitig definiert werden, haben die gleiche Bedeutung in diesem Schreiben, wie sie ihnen in dem Sicherheitentreuhandvertrag beigemessen wird.

Yours sincerely	Mit freundlichen Grüßen

Place, date

[Security Grantor]

SIGNATORIES

The Original Security Grantors FIRST SOLAR, INC.
By:

/s/ David Brady
David Brady
Corporate Treasurer

FIRST SOLAR HOLDINGS GMBH
By:

/s/ David Brady
David Brady
Authorized Officer (Prokurist)

FIRST SOLAR GMBH
By:

/s/ David Brady
David Brady
Authorized Officer (Prokurist)

FIRST SOLAR MANUFACTURING GMBH
By:

/s/ David Brady
David Brady
Authorized Officer (Prokurist)

The Administrative Agent JPMORGAN CHASE BANK, N.A.
By:

/s/ Stefan Kuhm
Stefan Kuhm
Attorney-In-Fact

The other Secured Parties and Beneficiaries JPMORGAN CHASE BANK, N.A.
By:

/s/ Stefan Kuhm
Stefan Kuhm
Attorney-In-Fact

BANK OF AMERICA, N.A.
By:

/s/ David R. Barney
David R. Barney, Senior Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:

/s/ Bill O’Daly
Bill O’Daly
Director

By:

/s/ Ilya Ivashkov
Ilya Ivashkov
Associate

THE ROYAL BANK OF SCOTLAND PLC
By:	Belinda Tucker

Senior Vice President
/s/ Belinda Tucker

GOLDMAN SACHS BANK (EUROPE) PLC
By:

/s/ David Buckley
David Buckley
Director

WELLS FARGO BANK, N.A.
By:

/s/ Ken Edens
Ken Edens
Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:

/s/ Steven F. Larsen
Steven F. Larsen
First Vice President

ROYAL BANK OF CANADA
By:

/s/ Jay T. Sartain
Jay T. Sartain
Authorized Signatory

MORGAN STANLEY BANK, N.A.
By:

/s/ William Graham
William Graham
Authorized Signatory